Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-93695, No. 33-58668, No. 333-26177, No. 333-81447, No. 333-83463, No. 333-39754, No. 333-116991, No. 333-130452, No. 333-137546, No. 333-139856, and No. 333-153674) of Gerber Scientific, Inc. of our report dated July 7, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
July 7, 2009